UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 District Avenue, Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The results of matters submitted to a stockholder vote at the Annual Meeting of Stockholders of Minerva Neurosciences, Inc. (the “Company”) held on December 5, 2024 (the “2024 Annual Meeting”) are as follows:

Proposal 1: Election of Directors. Two nominees were elected to serve on the Company’s Board of Directors until the 2027 annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
Hans Peter Hasler	3,384,409	353,053	1,624,748
Dr. Remy Luthringer	3,705,617	31,845	1,624,748

Proposal 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement. The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
3,631,040	101,614	4,808	1,624,748

Proposal 3: Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024. The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified with the votes set forth below:

For	Against	Abstain	Broker Non-Votes
5,134,745	160,496	66,969	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

Date: December 5, 2024	By:	/s/ Frederick Ahlholm
Frederick Ahlholm
Chief Financial Officer